Exhibit 10.1

RESCISSION AGREEMENT

This Rescission Agreement (the "Agreement") is made and entered into as of November 25, 2008, and effective as of April 1, 2008, by and among Global Roaming Distribution, Inc., a Florida corporation (the "Company"), Global Roaming Inc. (“GRI”), a Nevada corporation, and the Holders named below.  The Company and GRI may be referred to herein individually as a "party" and together as the "parties."

WITNESSETH THAT:

WHEREAS, on January 29, 2008, the Company and GRI entered into a share exchange agreement (“Exchange Agreement”), pursuant to which the Company issued and sold to GRI 8,000,000 shares of the Company’s Series A Preferred Stock (“Preferred Shares”) as consideration for the transfer to the Company of 2,000,000 common shares (“Cubic Shares”) of Cubic Telecom Limited (“Cubic”) held by GRI.

WHEREAS, the 8,000,000 Preferred Shares are currently held by Michael Thaler, Yakov Sarousi, and Jenny Callicott, in the amount of 2,666,667 Preferred Shares, 4,000,000 Preferred Shares, and 1,333,333 Preferred Shares, respectively;

WHEREAS, a dispute has arisen between the Company, GRI and Cubic with regard to the Exchange Agreement and the parties’ ongoing relationships.

WHEREAS, the Boards of Directors of GRI and the Company have determined that it is in the best interests of the Company and its stockholders to rescind the Exchange Agreement.

WHEREAS, the parties desire to: (i) rescind the Exchange Agreement; (ii) return to the Company for cancellation the certificates representing the Preferred Shares; and (iii) return to GRI the certificate representing the Cubic Shares.

NOW, THEREFORE, in consideration of the foregoing and mutual covenants set forth below, the parties hereto agree as follows:

1.           RESCISSION OF AGREEMENT AND DELIVERY OF SECURITIES

1.1           Closing.  The closing (the “Closing” or “Closing Date”) shall take place on or before November 25, 2008, at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Fl. New York, NY 10006, or as counsel for the parties otherwise may agree, subject to the satisfaction of the Closing Conditions (hereinafter defined) having been satisfied or waived by Parties. At the Closing, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company and GRI agree to rescind the Exchange Agreement, and such Exchange Agreement shall be of no further force or effect as between the Company and GRI.  Each party shall deliver to the other agreements and other items set forth in Section 1.2 of this Agreement.

1.2           Deliveries.

(a)           On or prior to the Closing Date, the Company shall deliver or cause to be delivered to GRI the following:

(i)           this Agreement duly executed by the Company;  and

(ii)           a certificate evidencing the Cubic Shares together with a stock power duly endorsed to GRI;

(b)           On or prior to the Closing Date, GRI shall deliver or cause to be delivered to the Company the following:

(i)           this Agreement duly executed by GRI; and

(ii)           a certificate evidencing 8,000,000 Preferred Shares, together with a stock power duly endorsed to the Company.

1.3           Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects on the Closing Date of the representations and warranties of GRI contained herein;

(ii)           all obligations, covenants and agreements of GRI required to be performed at or prior to the Closing Date shall have been performed; and

(iii)           the delivery by GRI of the items set forth in Section 1.2(b) of this Agreement.

(b)           The obligations of GRI hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

(iii)           the delivery by the Company of the items set forth in Section 1.2(a) of this Agreement.

2.           REPRESENTATIONS AND WARRANTIES

2.1           The Company hereby represents and warrants to GRI as follows:

           (a)           Organization and Qualification.  The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.  The Company is not in violation nor default of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) or (ii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), or (ii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated the Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery this Agreement by the Company and the consummation by it of the transaction contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)           No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws, articles of organization, operating agreement or other organizational documents, if any, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument to which the Company is a party, or (iii) result in a violation by the Company of any law, rule, regulation, order, judgment, injunction or decree of any court or governmental authority to which the Company is subject.

(d)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Agreement.

(e)           Transfer of the Shares.  The Company is the record and beneficial owner of the Cubic Shares set forth below the Company’s signature block on the signature page to this Agreement.  The Company has good title to such securities free and clear of any tax, lien, charge, mortgage, pledge, right (including any rights of first offer and tag-along rights) or encumbrances of any kind and such securities are not subject to any pre-emptive, participation or similar right (“Liens”).  Delivery of the securities to GRI will pass good and valid title to the securities, free and clear of any Liens.

 (g)           No Reliance.  The Company has made its own independent decision to enter into this Agreement and whether this Agreement is appropriate or proper for the Company based upon the Company’s own judgment and upon advice of such advisors as the Company deems necessary.  The Company acknowledges and agrees that it is not relying, and has not relied, upon any communication (written or oral) of GRI or Cubic or any affiliate, employee, director or agent of the them, other than as specifically stated in this Agreement, with respect to the legal, accounting, tax or other implications of this Agreement, and that the Company has conducted its own analyses of the legal, accounting, tax and other implications hereof and thereof; it being understood that information and explanations related to the terms and conditions of this Agreement shall not be considered investment advice or a recommendation to enter into this Agreement.

(h)           Material, Non-Public Information.   The Company acknowledges that GRI currently may have, and later may come into possession of, information with respect to Cubic, the Company and/or GRI that may or may not be known to the Company and that may be material to a decision to transfer the Cubic Shares (“Cubic Excluded Information”), and the Company has determined to transfer the Cubic Shares notwithstanding its lack of knowledge of the Cubic Excluded Information.

2.2                      GRI represents and warrants to the Company as follows:

           (a)           Organization and Qualification.  GRI is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.  GRI is not in violation nor default of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents.  GRI is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, or (ii)  a material adverse effect on GRI’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), or (ii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)           Authorization; Enforcement.  GRI has the requisite corporate power and authority to enter into and to consummate the transactions contemplated the Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery this Agreement by GRI and the consummation by it of the transaction contemplated hereby have been duly authorized by all necessary action on the part of GRI and no further action is required by GRI, the Board of Directors or GRI’s stockholders in connection therewith.  This Agreement has been duly executed by GRI and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of GRI enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)           No Conflicts.  The execution, delivery and performance of this Agreement by GRI and the consummation by GRI of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of GRI’s certificate of incorporation, bylaws, articles of organization, operating agreement or other organizational documents, if any, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument to which GRI is a party, or (iii) result in a violation by GRI of any law, rule, regulation, order, judgment, injunction or decree of any court or governmental authority to which GRI is subject.

(d)           Filings, Consents and Approvals.  GRI is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by GRI of this Agreement.

(e)           Transfer of the Shares.  Michael Thaler, Yakov Sarousi and Jenny Callicott (the “Holders”) are the record and beneficial owner of the Preferred Shares.  The Holders have good title to such securities free and clear of any tax, lien, charge, mortgage, pledge, right (including any rights of first offer and tag-along rights) or encumbrances of any kind and such securities are not subject to any pre-emptive, participation or similar right (“Liens”).  Delivery of the securities to the Company will pass good and valid title to the securities, free and clear of any Liens.

 (g)           No Reliance.  GRI has made its own independent decision to enter into this Agreement and whether this Agreement is appropriate or proper for GRI based upon its own judgment and upon advice of such advisors as GRI deems necessary.  GRI acknowledges and agrees that it is not relying, and has not relied, upon any communication (written or oral) of the Company or any affiliate, employee, director or agent of the them, other than as specifically stated in this Agreement, with respect to the legal, accounting, tax or other implications of this Agreement, and that GRI has conducted its own analyses of the legal, accounting, tax and other implications hereof and thereof; it being understood that information and explanations related to the terms and conditions of this Agreement shall not be considered investment advice or a recommendation to enter into this Agreement.

(h)           Material, Non-Public Information.   GRI acknowledges that the Company currently may have, and later may come into possession of, information with respect to Cubic and/or the Company’s operations that may or may not be known to the Company and that may be material to a decision to transfer the Preferred Shares (“Excluded Information”), and GRI has determined to transfer the Preferred Shares notwithstanding its lack of knowledge of the Excluded Information.

2.3                      The Holders represent and warrant to the Company as follows:

(a)(a)                      Transfer of the Shares.  Each Holder is the record and beneficial owner of the Preferred Shares as set forth above.  Each Holder has good title to such securities free and clear of any tax, lien, charge, mortgage, pledge, right (including any rights of first offer and tag-along rights) or encumbrances of any kind and such securities are not subject to any pre-emptive, participation or similar right (“Liens”).  Delivery of the securities to the Company will pass good and valid title to the securities, free and clear of any Liens.

 (b)           No Reliance.  Each Holder has made its own independent decision to enter into this Agreement and whether this Agreement is appropriate or proper for such Holder based upon its own judgment and upon advice of such advisors as such Holder deems necessary.  The Holders acknowledge and agree that they are  not relying, and has not relied, upon any communication (written or oral) of the Company or any affiliate, employee, director or agent of the them, other than as specifically stated in this Agreement, with respect to the legal, accounting, tax or other implications of this Agreement, and that such Holders have conducted their own analyses of the legal, accounting, tax and other implications hereof and thereof; it being understood that information and explanations related to the terms and conditions of this Agreement shall not be considered investment advice or a recommendation to enter into this Agreement.

(c)           Material, Non-Public Information. Each Holder acknowledges that the Company currently may have, and later may come into possession of, information with respect to the Company’s operations that may or may not be known to the Company and that may be material to a decision to transfer the Preferred Shares (“Excluded Information”), and such Holder has determined to transfer the Preferred Shares notwithstanding its lack of knowledge of the Excluded Information.

3.           SURVIVAL OF REPRESENTATIONS

           3.           Survival of Representations.  Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or in connection with the transaction contemplated hereby shall survive the execution and delivery of this Agreement and continue in effect for 12 months after the execution and delivery of this Agreement (the “Survival Period”), except that: (i) Company’s title representations in Section 2.1(e); and (ii) GRI’s title representations in Section 2.2(e), shall survive for the period that is permitted for third-party claims by the applicable statute of limitations.

4.           MISCELLANEOUS

4.1                      Expenses.  All fees and expenses incurred by the parties in connection with the transactions contemplated by this Agreement shall be borne by the respective parties hereto.

           4.2           Further Assurances.  From time to time, at a party’s request and without further consideration, the other party, at the requesting party’s expense, will execute and transfer such documents and will take such action as may reasonably be requested in order to effectively consummate the transactions contemplated herein.

           4.3           Parties in Interest.  All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the prospective heirs, beneficiaries, representatives, successors and assigns of the parties hereto.

4.5                      Entire Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.  This Agreement shall not be amended except by a writing signed by both parties or their respective successors or assigns.

4.6                      Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

4.7                      Governing Law.  For all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws of the State of New York and the Courts prevailing in the State of New York.

4.8                      Notices.  All notices, requests, demands, and other communication hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

If to the Company:

__________________

With a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Attn: Richard A. Friedman, Esq.

If to GRI:

Global Roaming Inc.,
20801 Biscayne Blvd.
Suite 101
Miami, Florida 33180

If to the Holders:

20801 Biscayne Blvd.
Suite 101
Miami, Florida 33180

If to GRI or any Holder, with a copy to:

Becker & Poliakoff, LLP
45 Broadway
New York, NY 10006
Attn. Victor J. DiGioia

4.9                      Effect.  In the event any portion of this Agreement is deemed to be null and void under any state, provincial, or federal law, all other portions and provisions not deemed void or voidable shall be given full force and effect.

4.10                      Counterparts.  This Agreement may be executed in one or more counterparts and by transmission of a facsimile or digital image containing the signature of an authorized person, each of which shall be deemed and accepted as an original, and all of which together shall constitute a single instrument.  Each party represents and warrants that the person executing on behalf of such party has been duly authorized to execute this Agreement.

4.11                      Transfer.                                This Agreement will constitute, and may be presented to the appropriate parties transfer agent as the transferring parties irrevocable authorization to transfer the record ownership of the Cubic Shares and Preferred Shares to the respective parties.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Company, GRI and the Holders on the date first written above.

*************
(signature page follows)

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

THE COMPANY:

By:  _/s/ Yakov Sarousi_____________
Name: Yakov Sarousi
Title: Chief Executive Officer

GRI:

By:  _/s/ Yakov Sarousi_____________
Name: Yakov Sarousi
Title: Chief Executive Officer

THE HOLDERS:

_/s/ Michael Thaler_________________
Michael Thaler

_/s/ Yakov Sarousi_________________
Yakov Sarousi

_/s/ Jenny Callicott_________________
Jenny Callicott